EXHIBIT 99.1

CB Financial Services, Inc.
Announces Fourth Quarter and Full Year 2024 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., January 29, 2025 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its fourth quarter and 2024 financial results.

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$2,529	$3,219	$2,650	$4,196	$12,966	$12,594	$22,550
Net Income Adjustments	(562)	(293)	24	(1,000)	(9,905)	(1,830)	(9,926)
Adjusted Net Income (Non-GAAP) (1)	$1,967	$2,926	$2,674	$3,196	$3,061	$10,764	$12,624

Earnings per Common Share - Diluted (GAAP)	$0.46	$0.60	$0.51	$0.82	$2.52	$2.38	$4.40
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.35	$0.55	$0.52	$0.62	$0.60	$2.03	$2.46
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2024 Fourth Quarter Financial Highlights
(Comparisons to three months ended December 31, 2023 unless otherwise noted)
•Net income was $2.5 million, compared to $13.0 million. Prior period results included a $24.6 million pre-tax gain on the sale of the Bank’s subsidiary insurance company, Exchange Underwriters (EU), partially offset by a $9.8 million pre-tax loss on the sale of securities resulting primarily from the execution of a balance sheet repositioning strategy. The December 2023 sale of EU drove decreases in noninterest income and noninterest expense.
•Net interest and dividend income was $11.5 million, compared to $11.1 million.
•Noninterest income decreased to $1.7 million, compared to $16.5 million. Noninterest income for the prior period included the gain on the sale of EU and the loss on the sale of securities as described above and $1.0 million in insurance commissions from the operation of EU. Noninterest income for the current period included a $708,000 earn out payment related to the prior year sale of EU.
•Noninterest expense decreased to $9.5 million, compared to $10.8 million, due to decreases in compensation and benefits, intangible amortization, legal and professional fees, occupancy and other expenses also driven by the sale of EU, partially offset by increases in contracted services, data processing and Pennsylvania shares tax expenses.

(Amounts at December 31, 2024; comparisons to December 31, 2023, unless otherwise noted)
•Total assets increased $25.5 million, or 1.8%, to $1.48 billion from $1.46 billion.
•Total loans decreased $17.8 million, or 1.6%, to $1.09 billion compared to $1.11 billion, and included decreases in consumer and residential real estate loans of $41.1 million and $9.8 million, respectively, partially offset by increases in commercial real estate, construction real estate and other loans of $18.4 million, $11.6 million and $2.5 million, respectively. The consumer loan portfolio is primarily comprised of indirect automobile loans and decreased as a result of the discontinuation of that product as of June 30, 2023. Excluding the $41.5 million decrease in indirect automobile loans, total loans increased $23.7 million, or 2.1%. In total, $112.2 million of loans have paid off since December 31, 2023.
•Nonperforming loans to total loans was 0.16% at December 31, 2024, compared to 0.20% at December 31, 2023.
•Total deposits were $1.28 billion, an increase of $16.4 million, compared to $1.27 billion.
•Book value per share was $28.71, compared to $29.07 as of September 30, 2024 and $27.32 as of December 31, 2023.
•Tangible book value per share (Non-GAAP) was $26.82, compared to $27.16 as of September 30, 2024 and $25.23 as of December 31, 2023. The year-to-date change was due to an increase in stockholders’ equity primarily related to current period net income of $12.6 million, partially offset by the payment of $5.1 million in dividends since December 31, 2023 and a $488,000 increase in accumulated other comprehensive loss.

EXHIBIT 99.1

Management Commentary
President and CEO John H. Montgomery commented, “While 2024 presented many dynamic issues for banks, we finished the year strong, with a consistent net interest margin along with solid fourth quarter loan growth. Funding costs decreased at a more favorable rate than asset yields from the prior period, contributing to the stability of the net interest margin for the fourth quarter. In addition to softening deposit costs from the impact from the recent Federal Reserve rate cuts, we reduced our concentration of brokered time deposits during the quarter, which also helped lower our cost of funds. Our conservative balance sheet strategy and continued focus on high quality, relationship driven loan production continues to strengthen our bank.

Compared to a year ago, our loan portfolio decreased $17.8 million, or 1.6%, driven by decreases in the consumer loan portfolio of $41.1 million, in part due to the previously exited Indirect Lending Portfolio. On a quarter over quarter basis, the loan portfolio grew $26.5 million, with commercial real estate loans, construction loans and commercial and industrial loans posting the largest gains. We have made tremendous efforts in expanding our commercial lending team over the last year, which is contributing to this growth. In addition, our asset quality remained pristine at year-end, with nonperforming loans improving to 0.16% of total loans, from 0.20% of total loans a year ago.

Changes in our deposit mix continued during the quarter, with a shift from low interest-bearing accounts to higher-yielding deposit accounts. On a quarter over quarter basis, deposits decreased by $70.3 million, which was largely due to allowing $60.6 million of brokered time deposits to mature. This helped to reduce cash on the balance sheet and improve our net interest margin. For the year, total deposits increased modestly, primarily due to growth in our interest-bearing demand deposits and time deposits as well as an increase in brokered time deposits.

We are making forward progress in implementing our Specialty Treasury Payments & Services program as part of our long term strategic initiatives to drive revenue growth and enhance our core deposit base. This strategy includes development of a platform that will provide Treasury Management payments, products, and an exceptional client experience to our traditional Commercial Treasury Clients and Multiple Deposit Niche markets nationwide. Implementation of this strategy commenced during the second quarter of 2024, with full utilization expected during the third quarter of 2025. While costs associated with the full implementation of this strategy will impact our operating expenses in the near term, we believe that this investment in our franchise will ultimately benefit all stakeholders over time and anticipate this strategy contributing to revenue growth by the end of the year.

With our strong capital levels, pristine credit quality and ample liquidity, we have a great foundation to build upon as we transform the bank and take advantage of growth opportunities in the year ahead.”

Dividend Declaration
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about February 28, 2025, to stockholders of record as of the close of business on February 14, 2025.

2024 Fourth Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $396,000, or 3.6%, to $11.5 million for the three months ended December 31, 2024 compared to $11.1 million for the three months ended December 31, 2023.
•Net Interest Margin (NIM) (GAAP) decreased to 3.12% for the three months ended December 31, 2024 compared to 3.19% for the three months ended December 31, 2023. Fully tax equivalent (FTE) NIM (Non-GAAP) decreased 8 basis points (“bps”) to 3.13% for the three months ended December 31, 2024 compared to 3.21% for the three months ended December 31, 2023.
•Interest and dividend income increased $2.5 million, or 14.9%, to $19.4 million for the three months ended December 31, 2024 compared to $16.9 million for the three months ended December 31, 2023.
◦Interest income on loans increased $126,000, or 0.9%, to $14.9 million for the three months ended December 31, 2024 compared to $14.8 million for the three months ended December 31, 2023. The average yield on loans increased 23 bps to 5.59% compared to 5.36% resulting in a $624,000 increase in interest income on loans. The yield on loans was positively impacted as the Bank collected $313,000 of interest income related to the payoff of a loan previously on nonaccrual during the three months ended December 31, 2024. Additionally, the increase in loan yield has been driven by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The average balance of loans decreased $32.0 million to $1.07 billion from $1.10 billion, causing a $489,000 decrease in interest income on loans.

◦Interest income on taxable investment securities increased $1.9 million, or 166.0%, to $3.1 million for the three months ended December 31, 2024 compared to $1.2 million for the three months ended December 31, 2023 driven by a 211 bp increase in average yield coupled with a $77.3 million increase in average balances. The increase in the average yield was the result of the Bank implementing a balance sheet repositioning strategy of its portfolio of available-for-sale securities during the fourth quarter of 2023. The Bank sold $69.3 million in market value of its lower yielding U.S. government agency, mortgage-backed and municipal securities with an average yield of 1.89% and purchased $69.3 million of higher yielding mortgage-backed and collateralized mortgage obligation securities with an average yield of 5.49%. The increase in volume was driven by a $99.2 million increase in the average balance of collateralized loan obligation (“CLO”) securities as the Bank executed a leverage strategy to purchase these assets funded with cash reserves and brokered certificates of deposits.
◦Interest income on interest-earning deposits at other banks increased $530,000 to $1.3 million for the three months ended December 31, 2024 compared to $808,000 for the three months ended December 31, 2023 driven by a $46.8 million increase in average balances, partially offset by a 11 bp decrease in the average yield. The volume increase was due in part to $30.5 million in cash received from the December 2023 sale of EU.
•Interest expense increased $2.1 million, or 36.9%, to $7.9 million for the three months ended December 31, 2024 compared to $5.8 million for the three months ended December 31, 2023.
◦Interest expense on deposits increased $2.2 million, or 40.4%, to $7.5 million for the three months ended December 31, 2024 compared to $5.3 million for the three months ended December 31, 2023. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from noninterest-bearing and interest-bearing demand deposits into money market and time deposits which resulted in a 59 bp, or 26.8%, increase in the average cost of interest-bearing deposits compared to the three months ended December 31, 2023. This accounted for a $1.5 million increase in interest expense. Additionally, interest-bearing deposit balances increased $107.0 million, or 11.1%, to $1.1 billion as of December 31, 2024 compared to $961.0 million as of December 31, 2023, accounting for a $619,000 increase in interest expense.
Provision for Credit Losses
The provision for credit losses recorded for the three months ended December 31, 2024 was $683,000. The provision for credit losses - loans was $483,000 and was primarily due to loan growth, increases in the loss rate and qualitative adjustments on construction and land development loans and an increase in qualitative adjustments on residential real estate loans, partially offset by a payoff of an impaired loan. The provision for credit losses - unfunded commitments was $200,000 and was due to an increase in the loss rate on construction loans. This compared to a $1.4 million recovery for credit losses recorded for the three months ended December 31, 2023 and was primarily due to improvements in qualitative factors coupled with a decrease in historical loss rates.

Noninterest Income
Noninterest income decreased $14.9 million, or 90.0%, to $1.7 million for the three months ended December 31, 2024, compared to $16.5 million for the three months ended December 31, 2023. This decrease resulted primarily as prior period results included a $24.6 million pre-tax gain on the sale of EU, partially offset by a $9.8 million pre-tax loss on the sale of securities from the execution of a balance sheet repositioning strategy. Additionally, insurance commissions decreased $968,000 as no income was recognized for the three months ended December 31, 2024 due to the December 2023 sale of EU, compared to a full quarter of income recognized for the three months ended December 31, 2023. Other noninterest income increased $840,000 due to a $708,000 earn out payment related to the sale of EU recognized in December 2024.

Noninterest Expense
Noninterest expense decreased $1.3 million, or 12.2%, to $9.5 million for the three months ended December 31, 2024 compared to $10.8 million for the three months ended December 31, 2023. Salaries and benefits decreased $966,000, or 15.5%, to $5.3 million primarily due one-time non-recurring expenses associated with sale of the insurance subsidiary of $691,000 recognized during the three months ended December 31, 2023 and $561,000 of normal salary expense recognized for the three months ended December 31, 2023 compared to no expense related to EU recognized for the three months ended December 31, 2024 due to the December 2023 sale, partially offset by merit increases and revenue producing staff additions. Intangible amortization decreased $342,000 as a portion of the Bank’s core deposit intangible was fully amortized in February 2024 and EU intangible amortization of $42,000 was realized during the three months ended December 31, 2023. Legal and professional fees decreased $166,000 primarily due to timing differences related to internal audit and CECL model validation services. Occupancy expense decreased $158,000 due to $244,000 of non-recurring purchase accounting amortization related to a branch rebuild and $44,000 of EU occupancy expenses realized during the three months ended December 31, 2023, partially offset by increases in rent and depreciation expenses. Other noninterest expense decreased $140,000 primarily due to $116,000 of EU expenses realized during the three months ended December 31, 2023. Contracted services increased $223,000 due to costs associated with cybersecurity support, website administration, equity compensation management and treasury product consulting services. Data processing expense increased $106,000 due to costs associated with the implementation of a new loan origination system and financial dashboard platform. Pennsylvania shares tax expense increased $84,000 due to a higher taxable base due to the increase in equity resulting from the sale of EU.

Statement of Financial Condition Review

Assets
Total assets increased $25.5 million, or 1.8%, to $1.48 billion at December 31, 2024, compared to $1.46 billion at December 31, 2023.
•Cash and due from banks decreased $18.7 million, or 27.3%, to $49.6 million at December 31, 2024, compared to $68.2 million at December 31, 2023.
•Securities increased $55.1 million, or 26.6%, to $262.2 million at December 31, 2024, compared to $207.1 million at December 31, 2023. The securities balance was primarily impacted by the purchase of $69.8 million of CLO securities, partially offset by $15.4 million of principal repayments on amortizing securities.
Loans and Credit Quality
•Total loans decreased $17.8 million, or 1.6%, to $1.09 billion compared to $1.11 billion, and included decreases in consumer and residential real estate loans of $41.1 million and $9.8 million, respectively, partially offset by increases in commercial real estate, construction real estate and other loans of $18.4 million, $11.6 million and $2.5 million, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates and the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Total loans increased $26,871, or 2.5%, from September 30, 2024 due to strong commercial loan production during the quarter. Loan production totaled $148.2 million while $112.2 million of loans were paid off since December 31, 2023.
•The allowance for credit losses (ACL) was $9.8 million at December 31, 2024 and $9.7 million at December 31, 2023. As a result, the ACL to total loans was 0.90% at December 31, 2024 and 0.87% at December 31, 2023. During the current year, the Company recorded a net provision for credit losses of $570,000.
•Net charge-offs for the three months ended December 31, 2024 were $157,000, or 0.06% of average loans on an annualized basis. Net recoveries for the three months ended December 31, 2023 were $6,000, or 0.00% of average loans on an annualized basis. Net charge-offs for the year ended December 31, 2024 were $281,000. Net recoveries for the year ended December 31, 2023 were $557,000 primarily due to recoveries totaling $750,000 related to a prior year $2.7 million charged-off commercial and industrial loan.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $1.8 million at December 31, 2024 and $2.2 million at December 31, 2023. Nonperforming loans to total loans ratio was 0.16% at December 31, 2024 and 0.20% at December 31, 2023.
Other
•Accrued interest and other assets increased $7.2 million or 29.6%, to $31.5 million at December 31, 2024, compared to $24.3 million at December 31, 2023 due primarily to a $6.0 million investment in a low-income housing tax credit project.

Total liabilities increased $17.9 million, or 1.4%, to $1.33 billion at December 31, 2024 compared to $1.32 billion at December 31, 2023.
Deposits
•Total deposits increased $16.4 million to $1.28 billion as of December 31, 2024 compared to $1.27 billion at December 31, 2023. Time deposits increased $66.2 million and money market deposits increased $30.4 million while interest-bearing demand, savings and non interest-bearing demand deposits decreased $46.2 million, $24.2 million and $9.9 million, respectively. Deposit changes were primarily the result of the current interest rate environment causing a shift in deposit products to higher priced money market and time deposits. Additionally, the Bank added $10.0 million of brokered time deposits during the period. Brokered time deposits totaled $39.0 million as of December 31, 2024 compared to $29.0 million at December 31, 2023, all of which mature within three months and were utilized to fund the purchase of floating rate CLO securities. At December 31, 2024, FDIC insured deposits totaled approximately 62.5% of total deposits while an additional 15.9% of total deposits were collateralized with investment securities.

Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $1.5 million, or 10.4%, to $16.0 million at December 31, 2024, compared to $14.4 million at December 31, 2023 primarily due to a $5.0 million unfunded commitment related to a low-income housing tax credit project.

Stockholders’ Equity
Stockholders’ equity increased $7.5 million, or 5.4%, to $147.4 million at December 31, 2024, compared to $139.8 million at December 31, 2023. The key factor positively impacting stockholders’ equity was $12.6 million of net income for the current year partially offset by the payment of $5.1 million in dividends since December 31, 2023 and and a $488,000 increase in accumulated other comprehensive loss.
Book value per share
Book value per common share was $28.71 at December 31, 2024 compared to $27.32 at December 31, 2023, an increase of $1.39.

Tangible book value per common share (Non-GAAP) was $26.82 at December 31, 2024, compared to $25.23 at December 31, 2023, an increase of $1.59.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Assets
Cash and Due From Banks	$49,572	$147,325	$142,600	$73,691	$68,223
Securities	262,153	270,881	268,769	232,276	207,095
Loans Held for Sale	900	428	632	200	—
Loans
Real Estate:
Residential	337,990	338,926	342,689	346,938	347,808
Commercial	485,513	464,354	458,724	470,430	467,154
Construction	54,705	43,515	44,038	44,323	43,116
Commercial and Industrial	112,047	108,554	112,395	103,313	111,278
Consumer	70,508	80,004	90,357	100,576	111,643
Other	31,863	30,402	30,491	30,763	29,397
Total Loans	1,092,626	1,065,755	1,078,694	1,096,343	1,110,396
Allowance for Credit Losses	(9,805)	(9,479)	(9,527)	(9,582)	(9,707)
Loans, Net	1,082,821	1,056,276	1,069,167	1,086,761	1,100,689
Premises and Equipment, Net	20,708	20,838	20,326	19,548	19,704
Bank-Owned Life Insurance	24,209	24,057	23,910	23,763	25,378
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	—	88	353	617	958
Accrued Interest Receivable and Other Assets	31,469	32,116	24,770	26,501	24,312
Total Assets	$1,481,564	$1,561,741	$1,560,259	$1,473,089	$1,456,091

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$267,896	$267,022	$269,964	$275,182	$277,747
Interest-Bearing Demand Accounts	316,764	326,505	324,688	323,134	362,994
Money Market Accounts	231,458	220,789	229,998	208,375	201,074
Savings Accounts	170,530	172,354	179,081	190,206	194,703
Time Deposits	296,869	367,150	346,037	265,597	230,641
Total Deposits	1,283,517	1,353,820	1,349,768	1,262,494	1,267,159

Other Borrowings	34,718	34,708	34,698	34,688	34,678
Accrued Interest Payable and Other Liabilities	15,951	24,073	32,911	34,317	14,420
Total Liabilities	1,334,186	1,412,601	1,417,377	1,331,499	1,316,257

Stockholders’ Equity	147,378	149,140	142,882	141,590	139,834
Total Liabilities and Stockholders’ Equity	$1,481,564	$1,561,741	$1,560,259	$1,473,089	$1,456,091

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Year Ended
Selected Operating Data	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Interest and Dividend Income:
Loans, Including Fees	$14,930	$14,945	$14,670	$14,838	$14,804	$59,383	$54,650
Securities:
Taxable	3,096	3,289	2,844	2,303	1,164	11,533	4,017
Tax-Exempt	—	—	—	—	33	—	157
Dividends	27	28	27	27	32	110	106
Other Interest and Dividend Income	1,378	1,511	1,398	818	872	5,105	3,295
Total Interest and Dividend Income	19,431	19,773	18,939	17,986	16,905	76,131	62,225
Interest Expense:
Deposits	7,492	7,892	7,065	5,991	5,336	28,441	16,433
Short-Term Borrowings	—	—	—	—	26	—	32
Other Borrowings	407	407	404	404	407	1,622	1,207
Total Interest Expense	7,899	8,299	7,469	6,395	5,769	30,063	17,672
Net Interest and Dividend Income	11,532	11,474	11,470	11,591	11,136	46,068	44,553
Provision (Recovery) for Credit Losses - Loans	483	25	12	(143)	(1,147)	379	(284)
Provision (Recovery) for Credit Losses - Unfunded Commitments	200	(66)	(48)	106	(273)	191	(218)
Net Interest and Dividend Income After Net Provision (Recovery) for Credit Losses	10,849	11,515	11,506	11,628	12,556	45,498	45,055
Noninterest Income:
Service Fees	460	451	354	415	460	1,680	1,819
Insurance Commissions	1	1	1	2	969	6	5,839
Other Commissions	63	104	22	62	60	251	521
Net Gain on Sales of Loans	3	18	9	22	2	52	—
Net Gain (Loss) on Securities	3	245	(31)	(166)	(9,830)	51	(10,199)
Net Gain on Purchased Tax Credits	12	12	12	12	7	49	29
Gain on Sale of Subsidiary	—	138	—	—	24,578	138	24,578
Net Gain on Disposal of Premises and Equipment	—	—	—	274	—	274	11
Income from Bank-Owned Life Insurance	152	147	147	148	151	594	576
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	915	—	915	303
Other Income	961	117	174	232	121	1,484	535
Total Noninterest Income	1,655	1,233	688	1,916	16,518	5,494	24,012
Noninterest Expense:
Salaries and Employee Benefits	5,258	4,561	4,425	4,576	6,224	18,821	21,903
Occupancy	652	755	940	749	810	3,096	2,998
Equipment	313	280	298	264	298	1,155	1,064
Data Processing	832	772	1,011	692	726	3,308	3,014
Federal Deposit Insurance Corporation Assessment	172	177	161	129	189	639	754
Pennsylvania Shares Tax	301	265	297	297	217	1,161	889
Contracted Services	522	431	390	281	299	1,623	1,166
Legal and Professional Fees	268	297	208	212	434	985	1,182
Advertising	137	141	78	129	158	484	426
Other Real Estate Owned (Income)	34	2	37	(23)	(36)	50	(115)
Amortization of Intangible Assets	88	264	264	341	430	958	1,766
Other Expense	876	837	875	781	1,016	3,369	3,735
Total Noninterest Expense	9,453	8,782	8,984	8,428	10,765	35,649	38,782
Income Before Income Tax Expense	3,051	3,966	3,210	5,116	18,309	15,343	30,285
Income Tax Expense	522	747	560	920	5,343	2,749	7,735
Net Income	$2,529	$3,219	$2,650	$4,196	$12,966	$12,594	$22,550

	Three Months Ended					Year Ended
Per Common Share Data	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.25	$1.00	$1.00
Earnings Per Common Share - Basic	0.49	0.63	0.52	0.82	2.53	2.45	4.41
Earnings Per Common Share - Diluted	0.46	0.60	0.51	0.82	2.52	2.38	4.40

Weighted Average Common Shares Outstanding - Basic	5,126,782	5,137,586	5,142,139	5,129,903	5,119,184	5,134,092	5,113,978
Weighted Average Common Shares Outstanding - Diluted	5,544,829	5,346,750	5,152,657	5,142,286	5,135,997	5,302,522	5,122,916

	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Common Shares Outstanding	5,132,654	5,129,921	5,141,911	5,142,901	5,118,713
Book Value Per Common Share	$28.71	$29.07	$27.79	$27.53	$27.32
Tangible Book Value per Common Share (1)	26.82	27.16	25.83	25.52	25.23
Stockholders’ Equity to Assets	9.9%	9.5%	9.2%	9.6%	9.6%
Tangible Common Equity to Tangible Assets (1)	9.4	9.0	8.6	9.0	8.9

	Three Months Ended					Year Ended
Selected Financial Ratios (2)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Return on Average Assets	0.65%	0.84%	0.71%	1.17%	3.62%	0.84%	1.60%
Return on Average Equity	6.80	8.80	7.58	12.03	44.99	8.77	19.42
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	133.33	133.26	135.69	137.07	138.67	134.78	141.85
Average Equity to Average Assets	9.63	9.54	9.36	9.72	8.04	9.56	8.25
Net Interest Rate Spread	2.41	2.36	2.44	2.67	2.56	2.47	2.73
Net Interest Rate Spread (FTE) (1)	2.42	2.38	2.46	2.68	2.57	2.48	2.74
Net Interest Margin	3.12	3.11	3.18	3.36	3.19	3.19	3.28
Net Interest Margin (FTE) (1)	3.13	3.12	3.19	3.37	3.21	3.20	3.29
Net Charge-Offs (Recoveries) to Average Loans	0.06	0.03	0.02	(0.01)	—	0.03	(0.05)
Efficiency Ratio	71.68	69.11	73.89	62.40	38.93	69.14	56.56

Asset Quality Ratios	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Allowance for Credit Losses to Total Loans	0.90%	0.89%	0.88%	0.87%	0.87%
Allowance for Credit Losses to Nonperforming Loans (3)	548.07	463.07	513.03	437.73	433.35
Delinquent and Nonaccrual Loans to Total Loans (4)	0.72	0.98	0.53	0.63	0.62
Nonperforming Loans to Total Loans (3)	0.16	0.19	0.17	0.20	0.20
Nonperforming Assets to Total Assets (5)	0.12	0.14	0.13	0.15	0.16

Capital Ratios (6)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.78%	14.79%	14.62%	14.50%	13.64%
Tier 1 Capital (to Risk Weighted Assets)	14.78	14.79	14.62	14.50	13.64
Total Capital (to Risk Weighted Assets)	15.79	15.76	15.61	15.51	14.61
Tier 1 Leverage (to Adjusted Total Assets)	9.98	9.96	9.98	10.28	10.19
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2024			September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,066,304	$14,975	5.59%	$1,063,946	$14,987	5.60%	$1,076,455	$14,711	5.50%	$1,087,889	$14,877	5.50%	$1,098,284	$14,840	5.36%
Debt Securities
Taxable	284,002	3,096	4.36	288,208	3,289	4.56	266,021	2,844	4.28	235,800	2,303	3.91	206,702	1,164	2.25
Tax-Exempt	—	—	—	—	—	—	—	—	—	—	—	—	4,833	42	3.48
Equity Securities	2,693	27	4.01	2,693	28	4.16	2,693	27	4.01	2,693	27	4.01	2,693	32	4.75
Interest-Earning Deposits at Banks	114,245	1,338	4.68	111,131	1,448	5.21	101,277	1,313	5.19	58,887	733	4.98	67,450	808	4.79
Other Interest-Earning Assets	3,070	40	5.18	3,108	63	8.06	3,154	85	10.84	3,235	85	10.57	3,387	64	7.50
Total Interest-Earning Assets	1,470,314	19,476	5.27	1,469,086	19,815	5.37	1,449,600	18,980	5.27	1,388,504	18,025	5.22	1,383,349	16,950	4.86
Noninterest-Earning Assets	65,786			57,602			53,564			54,910			38,464
Total Assets	$1,536,100			$1,526,688			$1,503,164			$1,443,414			$1,421,813
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$328,129	$1,838	2.23%	$316,301	$1,923	2.42%	$325,069	$1,858	2.30%	$334,880	$1,794	2.15%	$362,018	$1,965	2.15%
Money Market Accounts	227,606	1,821	3.18	217,148	1,726	3.16	214,690	1,646	3.08	203,867	1,514	2.99	205,060	1,441	2.79
Savings Accounts	170,612	45	0.10	175,753	46	0.10	184,944	52	0.11	191,444	59	0.12	200,737	57	0.11
Time Deposits	341,686	3,788	4.41	358,498	4,197	4.66	308,956	3,509	4.57	248,118	2,624	4.25	193,188	1,873	3.85
Total Interest-Bearing Deposits	1,068,033	7,492	2.79	1,067,700	7,892	2.94	1,033,659	7,065	2.75	978,309	5,991	2.46	961,003	5,336	2.20
Short-Term Borrowings	—	—	—	—	—	—	2	—	—	—	—	—	1,902	26	5.42
Other Borrowings	34,713	407	4.66	34,702	407	4.67	34,692	404	4.68	34,682	404	4.69	34,673	407	4.66
Total Interest-Bearing Liabilities	1,102,746	7,899	2.85	1,102,402	8,299	2.99	1,068,353	7,469	2.81	1,012,991	6,395	2.54	997,578	5,769	2.29
Noninterest-Bearing Demand Deposits	267,598			263,650			272,280			278,691			305,789
Total Funding and Cost of Funds	1,370,344		2.29	1,366,052		2.42	1,340,633		2.24	1,291,682		1.99	1,303,367		1.76
Other Liabilities	17,883			15,043			21,867			11,441			4,119
Total Liabilities	1,388,227			1,381,095			1,362,500			1,303,123			1,307,486
Stockholders' Equity	147,873			145,593			140,664			140,291			114,327
Total Liabilities and Stockholders' Equity	$1,536,100			$1,526,688			$1,503,164			$1,443,414			$1,421,813
Net Interest Income (FTE) (Non-GAAP) (3)		$11,577			$11,516			$11,511			$11,630			$11,181
Net Interest-Earning Assets (4)	367,568			366,684			381,247			375,513			385,771
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.42%			2.38%			2.46%			2.68%			2.57%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.13			3.12			3.19			3.37			3.21
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Year Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,073,601	$59,544	5.55%	$1,076,928	$54,763	5.09%
Debt Securities
Taxable	268,604	11,533	4.29	208,472	4,017	1.93
Exempt From Federal Tax	—	—	—	5,821	199	3.42
Marketable Equity Securities	2,693	110	4.08	2,693	106	3.94
Interest-Earning Deposits at Banks	96,474	4,831	5.01	61,638	3,084	5.00
Other Interest-Earning Assets	3,142	274	8.72	3,027	211	6.97
Total Interest-Earning Assets	1,444,514	76,292	5.28	1,358,579	62,380	4.59
Noninterest-Earning Assets	57,986			48,448
Total Assets	$1,502,500			$1,407,027

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$326,073	$7,414	2.27%	$354,060	$6,741	1.90%
Savings Accounts	180,647	202	0.11	220,146	202	0.09
Money Market Accounts	215,864	6,706	3.11	199,962	4,554	2.28
Time Deposits	314,510	14,119	4.49	156,310	4,936	3.16
Total Interest-Bearing Deposits	1,037,094	28,441	2.74	930,478	16,433	1.77
Short-Term Borrowings	—	—	—	931	32	3.44
Other Borrowings	34,697	1,622	4.67	26,328	1,207	4.58
Total Interest-Bearing Liabilities	1,071,791	30,063	2.80	957,737	17,672	1.85
Noninterest-Bearing Demand Deposits	270,528			326,408
Total Funding and Cost of Funds	1,342,319		2.24	1,284,145		1.38
Other Liabilities	16,559			6,764
Total Liabilities	1,358,878			1,290,909
Stockholders' Equity	143,622			116,118
Total Liabilities and Stockholders' Equity	$1,502,500			$1,407,027
Net Interest Income (FTE) (Non-GAAP) (2)		46,229			44,708
Net Interest-Earning Assets (3)	372,723			400,842
Net Interest Rate Spread (FTE) (Non-GAAP) (2)(4)			2.48%			2.74%
Net Interest Margin (FTE) (Non-GAAP) (2)(5)			3.20			3.29
(1)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(2)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(3)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,481,564	$1,561,741	$1,560,259	$1,473,089	$1,456,091
Goodwill and Intangible Assets, Net	(9,732)	(9,820)	(10,085)	(10,349)	(10,690)
Tangible Assets (Non-GAAP) (Numerator)	$1,471,832	$1,551,921	$1,550,174	$1,462,740	$1,445,401
Stockholders' Equity (GAAP)	$147,378	$149,140	$142,882	$141,590	$139,834
Goodwill and Intangible Assets, Net	(9,732)	(9,820)	(10,085)	(10,349)	(10,690)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$137,646	$139,320	$132,797	$131,241	$129,144
Stockholders’ Equity to Assets (GAAP)	9.9%	9.5%	9.2%	9.6%	9.6%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.4%	9.0%	8.6%	9.0%	8.9%
Common Shares Outstanding (Denominator)	5,132,654	5,129,921	5,141,911	5,142,901	5,118,713
Book Value per Common Share (GAAP)	$28.71	$29.07	$27.79	$27.53	$27.32
Tangible Book Value per Common Share (Non-GAAP)	$26.82	$27.16	$25.83	$25.52	$25.23

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$2,529	$3,219	$2,650	$4,196	$12,966	$12,594	$22,550
Amortization of Intangible Assets, Net	88	264	264	341	430	958	1,766
Adjusted Net Income (Non-GAAP) (Numerator)	$2,617	$3,483	$2,914	$4,537	$13,396	$13,552	$24,316
Annualization Factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Average Stockholders' Equity (GAAP)	$147,873	$145,593	$140,664	$140,291	$114,327	$143,622	$116,118
Average Goodwill and Intangible Assets, Net	(9,758)	(9,987)	(10,242)	(10,553)	(11,829)	(10,134)	(12,426)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$138,115	$135,606	$130,422	$129,738	$102,498	$133,488	$103,692
Return on Average Equity (GAAP)	6.80%	8.80%	7.58%	12.03%	44.99%	8.77%	19.42%
Return on Average Tangible Common Equity (Non-GAAP)	7.54%	10.22%	8.99%	14.07%	51.85%	10.15%	23.45%

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$19,431	$19,773	$18,939	$17,986	$16,905	$76,131	$62,225
Adjustment to FTE Basis	45	42	41	39	45	161	155
Interest Income (FTE) (Non-GAAP)	19,476	19,815	18,980	18,025	16,950	76,292	62,380
Interest Expense (GAAP)	7,899	8,299	7,469	6,395	5,769	30,063	17,672
Net Interest Income (FTE) (Non-GAAP)	$11,577	$11,516	$11,511	$11,630	$11,181	$46,229	$44,708

Net Interest Rate Spread (GAAP)	2.41%	2.36%	2.44%	2.67%	2.56%	2.47%	2.73%
Adjustment to FTE Basis	0.01	0.02	0.02	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.42%	2.38%	2.46%	2.68%	2.57%	2.48%	2.74%

Net Interest Margin (GAAP)	3.12%	3.11%	3.18%	3.36%	3.19%	3.19%	3.28%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.02	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.13%	3.12%	3.19%	3.37%	3.21%	3.20%	3.29%

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
(Dollars in thousands) (Unaudited)

Income Before Income Tax Expense (GAAP)	$3,051	$3,966	$3,210	$5,116	$18,309	$15,343	$30,285
Net Provision (Recovery) for Credit Losses	683	(41)	(36)	(37)	(1,420)	570	(502)
Adjustments
Net (Gain) Loss on Securities	(3)	(245)	31	166	9,830	(51)	10,199
Gain on Sale of Subsidiary	—	(138)	—	—	(24,578)	(138)	(24,578)
Net Gain on Disposal of Premises and Equipment	—	—	—	(274)	—	(274)	(11)
Earn-out Payment Related to the Sale of EU	(708)	—	—	—	—	(708)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	(915)	—	(915)	(303)
Adjusted PPNR (Non-GAAP) (Numerator)	$3,023	$3,542	$3,205	$4,056	$2,141	$13,827	$15,090
Annualization Factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Average Assets (Denominator)	$1,536,100	$1,526,688	$1,503,164	$1,443,414	$1,421,813	$1,502,500	$1,407,027
Adjusted PPNR Return on Average Assets (Non-GAAP)	0.78%	0.92%	0.86%	1.13%	0.60%	0.92%	1.07%

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$2,529	$3,219	$2,650	$4,196	$12,966	$12,594	$22,550

Adjustments
Net (Gain) Loss on Securities	(3)	(245)	31	166	9,830	(51)	10,199
Gain on Sale of Subsidiary	—	(138)	—	—	(24,578)	(138)	(24,578)
Net Gain on Disposal of Premises and Equipment	—	—	—	(274)	—	(274)	(11)
Earn-out Payment Related to the Sale of EU	(708)	—	—	—	—	(708)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	(915)	—	(915)	(303)
Tax effect	149	90	(7)	23	4,843	256	4,767
Adjusted Net Income (Non-GAAP)	$1,967	$2,926	$2,674	$3,196	$3,061	$10,764	$12,624
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,544,829	5,346,750	5,152,657	5,142,286	5,135,997	5,302,522	5,122,916
Earnings per Common Share - Diluted (GAAP)	$0.46	$0.60	$0.51	$0.82	$2.52	$2.38	$4.40
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.35	$0.55	$0.52	$0.62	$0.60	$2.03	$2.46
Net Income (GAAP) (Numerator)	$2,529	$3,219	$2,650	$4,196	$12,966	$12,594	$22,550
Annualization Factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Average Assets (Denominator)	1,536,100	1,526,688	1,503,164	1,443,414	1,421,813	1,502,500	1,407,027
Return on Average Assets (GAAP)	0.65%	0.84%	0.71%	1.17%	3.62%	0.84%	1.60%
Adjusted Net Income (Non-GAAP) (Numerator)	$1,967	$2,926	$2,674	$3,196	$3,061	$10,764	$12,624
Annualization Factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Average Assets (Denominator)	1,536,100	1,526,688	1,503,164	1,443,414	1,421,813	1,502,500	1,407,027
Adjusted Return on Average Assets (Non-GAAP)	0.51%	0.76%	0.72%	0.89%	0.85%	0.72%	0.90%

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$2,529	$3,219	$2,650	$4,196	$12,966	$12,594	$22,550
Annualization Factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Average Equity (GAAP) (Denominator)	147,873	145,593	140,664	140,291	114,327	143,622	116,118
Return on Average Equity (GAAP)	6.80%	8.80%	7.58%	12.03%	44.99%	8.77%	19.42%
Adjusted Net Income (Non-GAAP) (Numerator)	$1,967	$2,926	$2,674	$3,196	$3,061	$10,764	$12,624
Annualization Factor	3.98	3.98	4.02	4.02	3.97	1.00	1.00
Average Equity (GAAP) (Denominator)	147,873	145,593	140,664	140,291	114,327	143,622	116,118
Adjusted Return on Average Equity (Non-GAAP)	5.29%	8.00%	7.65%	9.16%	10.62%	7.49%	10.87%